Exhibit 15








Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549
Attention:  Document Control

Re:     The Southland Corporation Form 10-Q

We are aware that our report dated April 22, 1996 on our review of the condensed consolidated balance sheet of The Southland Corporation and Subsidiaries as of March 31, 1996, and the condensed consolidated statements of earnings and cash flows for the three-month period then ended, included in this Form 10-Q, is incorporated by reference in the following registration statements:

								    REGISTRATION NO.

	On Form S-8 for:

		Post-Effective Amendment No. 3 to The Southland
		Corporation Equity Participation Plan                   33-23312

		Post-Effective Amendment No. 1 to The Southland
		Corporation Grant Stock Plan                            33-25327

		The Southland Corporation 1995 Stock Incentive Plan     33-63617

Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




COOPERS & LYBRAND L.L.P.
Dallas, Texas
April 30, 1996




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